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                                                                  EXHIBIT 10.1

                             CONFIDENTIAL TREATMENT

AGREEMENT made as of January 1, 1995

BETWEEN

(1)      L.A. GEAR, INC. ("Gear")

(2)      ASCO GENERAL SUPPLIES (FAR EAST) LIMITED
         (registered in The Bahamas, No. 1,511,818) ("ASCOBAH")

SUPPLEMENTAL to a Sourcing Agreement, dated as of April 28, 1992 between Gear and Lasco Sports Limited ("Sourcing Agreement") (the benefits of and obligations upon Lasco Sports Limited now being vested in ASCOBAH).

In consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:

1. The parenthetical reference to Schedule 2 contained in the first sentence of Clause 1 Appointment shall be, and hereby is, deleted. ASCOBAH agrees and acknowledges that it shall serve, on a non-exclusive basis, as a sourcing representative in the Territory in respect of the Products.

2. Clause 2. Sourcing Fee shall be amended and restated to read in its entirety as follows:

         (a) Gear and ASCOBAH confirm their agreement that for the calendar year ending December 31, 1994 Gear has guaranteed to ASCOBAH a total sourcing fee income of * . Gear has made a bullet payment on account of such total sourcing fee income of * . On January 31, 1995, Gear made a payment to ASCOBAH in the amount of * (which amount represents the balance of said fee, namely, * less any sourcing fee paid in excess of said
                   *).

         (b) In respect of each year commencing January 1, 1995 the sourcing fee ("Sourcing Fee") payable by Gear to ASCOBAH shall be calculated at * of the aggregate FOB price in U.S. dollars indicated on manufacturers' or suppliers' commercial invoices for Products manufactured after January 1, 1995 and shipped from the Territory (the "Throughput"); provided, however, that with respect to Throughput in any calendar year in excess of * , the Sourcing Fee for the remainder of that year shall be calculated at * . There shall be in each calendar year (commencing with calendar year 1995) guaranteed

         ________________
         *Material omitted and filed separately with SEC pursuant to request for confidential treatment.


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                  sourcing fee income of a minimum of * ("guaranteed
                  sourcing fee").

         (c) If, at any time during a contract year, Throughput for such contract year reaches * or above, Gear and ASCOBAH shall, in good faith, discuss and endeavor to agree to (i) * and
                  (ii) any appropriate adjustment to the rate of Sourcing Fee payable to ASCOBAH.

         (d)      (i)      Gear and ASCOBAH acknowledge that ASCOBAH operates on
                           a fixed cost budget basis including a group overhead charge.

                                                          *






                  (ii) The budgeted fixed costs of ASCOBAH, including group overhead of * have been agreed at * for calendar years 1995, 1996 and 1997.

                                                          *



                  (iii) The guaranteed sourcing fee shall be paid by Gear to ASCOBAH in twelve equal installments, payment being made by wire transfer to an account designated in writing by ASCOBAH. For calendar 1995 the budgeted credit to Gear as shown in (ii) above * may be set against the guaranteed sourcing fee so that each monthly payment shall be

                                                          *
                           If,

                           * a balancing payment in the proportion set forth in (ii) above shall be made by Gear or ASCOBAH to the other, as the case may be, within 30 days

                                                          *.

                  ________________
                  *Material omitted and filed separately with SEC pursuant to the request for confidential treatment.


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                  (iv)     Prior to the commencement of 1996 and 1997
                           respectively, ASCOBAH shall submit to Gear its budgeted fixed costs, including * in respect of group overheads for each such year, which budgeted fixed costs shall be as provided in the first sentence of
                           (d)(ii) above.

                                                          *






         (e) On or prior to January 31, 1996, 1997, and 1998, Gear shall pay to ASCOBAH, if necessary, an amount equal to the Sourcing Fee for the previous year calculated in accordance with subparagraphs (b) and (c) of this Clause 2 in excess of the guaranteed sourcing fee calculated and paid in accordance with subparagraph (d) of this Clause 2.

         (f) Within thirty (30) days following the end of each calendar month during the term of this Agreement, ASCOBAH shall deliver to Gear a statement of Throughput for the immediately preceding calendar month, such statement identifying the manufacturers' or suppliers' invoices for such Throughput.

         (g) Within thirty (30) days following the end of each calendar month during the term of this Agreement, ASCOBAH shall deliver to Gear a statement of the operating costs in respect of ASCOBAH's activities for Gear during the immediately preceding calendar month.

         (h) Neither ASCOBAH nor any of its affiliates shall accept from any person any remuneration for any services it provides toward the acquisition of any Products purchased by Gear other than the Sourcing Fee. Notwithstanding the foregoing, if ASCOBAH or any of its affiliates receives remuneration in connection with its services hereunder from any third party, ASCOBAH shall promptly pay such amount to Gear. Except as expressly set forth in the Agreement, ASCOBAH shall be entitled to no compensation or reimbursement by Gear for its services under this Agreement."

3. The first sentence of Clause 5. Termination shall be amended and restated to read in its entirety as follows:

         ________________
         *Material omitted and filed separately with SEC pursuant to request for confidential treatment.


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                           "Except as specifically provided in this Agreement,
                           this Agreement shall remain in effect from the date hereof until December 31, 1997 and shall continue in force thereafter unless terminated by either party as of the end of any calendar month upon at least six months' prior written notice given not earlier than March 30, 1997."

4. ASCOBAH and Gear each hereby acknowledge that is Gear's intention to become more pro-active in the management and administration of ASCOBAH's activities for Gear, provided, however, that unless specifically set forth in writing as an amendment to the Sourcing Agreement, the duties and obligations of ASCOBAH under the Sourcing Agreement (as above amended) shall not be varied or deleted as a result of such intention. The organizational chart for ASCOBAH and details of appropriate cost authorization thresholds and operational controls in respect of ASCOBAH's activities for Gear are attached hereto as Schedule A. On or prior to October 1 of each calendar year during the term of this Agreement, ASCOBAH shall deliver to Gear an statement of the budgeted fixed costs for the following calendar year, which budgeted fixed costs shall include an annual contribution of USD 150,000 to group corporate overhead.


5.       The Sourcing Agreement as above amended is hereby confirmed.

         IN WITNESS WHEREOF, Gear and ASCOBAH have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    L.A. GEAR, INC.

                                    BY:   /s/ W. L. Benford
                                          -----------------
                                           Name:
                                           Title:

                                    ASCO GENERAL SUPPLIES (FAR EAST) LIMITED

                                    BY:   /s/ Patrick Tang
                                          -----------------
                                           Name: Patrick Tang
                                           Title: Executive Chairman